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                                                                    Exhibit 10.5


                              EMPLOYMENT AGREEMENT

         This Agreement by and between Emergency Medical Services L.P., a Delaware limited partnership ("Company"), and Dighton Packard, M.D. ("Executive") is made and entered into this 19 day of April, 2005, effective as of the date set forth below.

                                    RECITALS

         WHEREAS, Executive desires to be employed by the Company in a confidential relationship during which Executive will become familiar with and aware of information as to the specific manner of doing business, strategic plans for future business, and the identity of customers of the Company and its subsidiaries, affiliates and managed entities, all of which will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company; and

         WHEREAS, Executive recognizes that the Company and its subsidiaries and managed entities depend upon a number of trade secrets (including secret techniques, methods and data) in the course of providing services to their clients and that the protection of these trade secrets is of critical importance of the Company and its subsidiaries; and

         WHEREAS, the Company and its subsidiaries will sustain great loss and damage if Executive should violate the provisions of this Agreement, particularly with respect to confidential information and restrictions on competition. Monetary damages for such losses would be extremely difficult to measure.

         NOW THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, effective as of the time of the effective date, it is hereby agreed as follows:

1.       Employment.

         A. The Company shall employ the Executive as Chief Medical Officer, and the Executive shall serve in such capacity, performing such duties as are consistent with the position, along with such other duties and responsibilities assigned to the Executive by the Chief Executive Officer ("CEO") or President of the Company. The Executive shall devote his best efforts to the performance of his duties under this Agreement and shall perform them faithfully, diligently, competently and in a manner consistent with the policies of the Company as determined from time to time by the CEO or President of the Company.

         B. The Executive shall report to the CEO or President of the Company on all matters pertaining to his duties hereunder.


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         C.       The Executive shall devote such time as is necessary to
                  fulfill Executive's duties under this Agreement. During such time as Executive is employed by Texas EM-I Medical Services, P.A. ("Texas EM-I") as Baylor System Chief of Emergency Medicine, Executive shall coordinate his efforts as Baylor System Chief with his efforts under this Agreement so as to most effectively fulfill his obligations in both positions. The parties further anticipate that Executive will on occasion provide clinical services under his Employment Agreement with Texas EM-I.

         D. On or before July 1, 2006, Executive shall reduce the number of clinical shifts that he provides under his Employment Agreement with Texas EM-I, and accordingly increase the number of days that he provides services under this Agreement by at least thirty (30) days annually. Executive shall agree in writing on or before July 1, 2006, to provide such additional services at which point Executive's compensation shall be adjusted in accordance with paragraph 3.A.1 of this Agreement.

         E. The Executive shall not serve as an officer or director (or the equivalent position) of any entity other than Company or its affiliates or managed entities, and shall not receive fees or other remuneration for work performed either within or outside the scope of his employment without prior written consent of the President of the Company.

2. Term of Employment. This Agreement shall commence on April 1, 2005, shall continue for a period of one (1) year, and shall automatically renew for additional one (1) year periods thereafter, unless either party provides the other with notice of termination pursuant to paragraph 7 of this Agreement.

3.       Compensation.

         A. As full compensation for all services rendered by the Executive pursuant to this Agreement, the Company shall pay, or shall cause a Subsidiary to pay, to the Executive a salary of $260,000 per year ("Base Salary"), less applicable withholdings, subject to adjustment as set forth below. The Base Salary shall be payable twice monthly on the 15th business day and last business day of each month. Executive's compensation shall be reviewed by the President annually during the Company's normal review period, beginning in the year following the first anniversary of the Effective Date.

                  1. Upon Executive's agreement to devote additional time and effort under this Agreement in accordance with paragraph 1.D of this Agreement, Company shall increase Executive's Base Salary by the sum of One Hundred Thousand Dollars ($100,000) annually.

                  2. If during the initial term or any renewal term of this Agreement, Executive agrees in writing to cease providing clinical services and dedicate a minimum of one hundred fifty (150) days annually to the exclusive provision of services under this Agreement, Company shall increase


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                           Executive's Base Salary by the sum of Two Hundred
                           Thousand Dollars ($200,000) annually.

                  3. Upon Executive's agreement to devote all of his business efforts to the full-time provision of services under this Agreement, Company and Executive shall negotiate in good faith an adjustment to Executive's compensation under this Agreement such that the compensation represents fair market value for the services of a Chief Medical Officer of a company of like size, scope and complexity.

         B. The Executive will be eligible to participate in a short term incentive plan. For fiscal years commencing September 1, 2004 and thereafter, the Executive's target bonus under such plan will be 50% of Base Salary (pro-rated for a partial fiscal year, including the first fiscal year in the term). The Executive's right to receive any bonus under such plan shall be determined based upon performance targets for each year fixed by the CEO or President thereof; provided, that in the case of the partial fiscal year beginning on the Effective Date the Executive's right to receive any bonus under such plan shall be based on the achievement of the budget/business plan of EmCare and AMR for the fiscal year beginning August 31, 2004 approved by the board of directors of Laidlaw International, Inc.

4.       Fringe Benefits; Expenses.

         A. The Executive shall be entitled to participate in all health and related employee benefit plans to the extent his position, title and tenure make him eligible, on a basis consistent with the terms of such plans as offered to Company executives generally.

         B. The Company shall reimburse the Executive for all reasonable and necessary expenses incurred by him in connection with the performance of services hereunder, in accordance with the Company's standard policies and procedures.

5.       Disability or Death.

         A. If, as the result of any physical or mental disability, the Executive shall have failed or is unable to perform his duties for a period of ninety (90) consecutive days, the Company may, by notice to the Executive subsequent thereto, terminate this Agreement as of the date of the notice without any further payment or the furnishing of any benefit by the Company under this Agreement, unless otherwise required by applicable law.

         B. The term of the Executive's employment under this Agreement shall terminate upon his death without any further payment or the furnishing of any benefit by the Company under this Agreement (other than accrued and unpaid base salary and commissions and expenses and benefits which have accrued pursuant to any plan or by law).

6.       Restrictive Covenants.


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         A.       Executive agrees that during the term of this Agreement, and for twenty-four (24) months thereafter, Executive will not in any manner, without the prior written consent of the Company, directly or indirectly: (1) disclose or divulge to any person, entity, firm, company or employer, or use for Executive's own benefit or the benefit of any other person, entity, firm, company or employer directly or indirectly in competition with the Company, any knowledge, information, business methods, techniques or data of the Company; (2) solicit, divert, take away or interfere with any of the customers, accounts, trade, business patronage, employees or contractual arrangements of the Company; (3) compete with the Company or enter into any contractual arrangements for the provision of medical transportation services or physician practice management services as related to hospital emergency department and hospitalist outsourcing with any governmental authority, provider or hospital with which Executive has come into contact while an employee of the Company; or (4) either individually or in partnership, or jointly in conjunction with any other person, entity or organization, as principal, agent, consultant, lender, contractor, employer, employee, investor, shareholder, or in any other manner, directly or indirectly, manage, carry on, establish, control, engage in, invest in, offer financial assistance, financial services to, or permit his name to be used by any business that competes with the then-existing business of the Company, provided that the Executive shall be entitled, for investment purposes, to purchase and trade shares of a public company which are listed and posted for trading on a recognized stock exchange and the business of which public company may be in competition with the business of the Company, provided that the Executive shall not directly or indirectly own more than five percent (5%) of the issued share capital of the public company, or participate in its management or operation, or in any advisory capacity within the time limits set out herein. Solely for the purposes of this paragraph 6, the term "Company" shall mean the Company, its subsidiaries, its affiliates, their subsidiaries and companies for whom such entities provide services.

         B. Executive further agrees that for a period of twenty-four (24) months following termination of employment, however caused, he will not solicit for hire or rehire, or take away, or cause to be hired, or taken away, employee(s) of the Company.

         C. It is the intention of the parties to restrict the activities of Executive in a manner which reasonably protects the legitimate business interests of the Company. In the event this paragraph 6 is deemed overly broad or unenforceable by a court of competent jurisdiction, it is the intent of the parties that this paragraph be enforced to the fullest extent allowed under applicable law, and be reformulated by such court to the extent necessary to so enforce it.

         D. Executive agrees that the damages and remedies at law for any breach under this paragraph would be inadequate and that, in addition, in the event of a breach under this paragraph, the Company may apply to a court of competent jurisdiction and be entitled to an injunction by such court to prevent a breach or further breach


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                  thereof on the part of the Executive. Such injunction shall be in addition to damages or other relief afforded under this Agreement.

         E. The Executive acknowledges that the agreements provided in this Section 6 were an inducement to the Company to enter into this Agreement and that the remedy at law for breach of his covenants under this Section 6 will be inadequate. Accordingly, in the event of any breach or threatened breach by the Executive of any provision of this Section 6, the Company shall be entitled, in addition to all other remedies, to an injunction restraining any breach by Executive.

         F. All memoranda, notes, records, or other documents made or composed by the Executive, or made available to him during the term of this Agreement concerning or in any way relating to the business or affairs of the Employer or clients shall be the Company's property and shall be delivered to the Employer on the termination of this Agreement or at any other time at the request of the Employer.

         G. Executive hereby assigns and agrees to assign all his interest in any and all conceptions and ideas for inventions, improvements, discoveries and works, whether or not patentable or copyrightable, which are conceived or made by Executive solely or jointly with another during the period of employment or within one (1) year thereafter and which are related to the business or activities of the Employer or which Executive conceives as a result of his employment by the Employer (collectively, "Proprietary Rights"), to the Employer or its nominee. All copyrightable Propriety Rights shall be considered to be "works made for hire". Whenever requested to do so by the Employer, Executive shall execute any and all instruments and do such acts that the Employer shall request to protect the Employer's interest therein. These obligations shall continue beyond the termination of employment, and shall be binding upon Executive's assigns, executors, administrators and other legal representatives.

         H. The Executive acknowledges that the agreements provided in this Section 6 were an inducement to the Company to enter into this Agreement and that the remedy at law for breach of his covenants under this Section 6 will be inadequate. Accordingly, in the event of any breach or threatened breach by the Executive of any provision of this Section 6, the Company shall be entitled, in addition to all other remedies, to an injunction restraining any breach by Executive.

7.       Termination.

         A. The Company shall have the right to terminate this Agreement and the Executive's employment with the Company for cause. For purposes of this Agreement, the term "cause" shall mean:

                  1. Any material breach of the Executive's obligations under this Agreement.


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                  2.       Fraud, theft, or gross misconduct on the part of the
                           Executive, including, without limitation, conduct of a felonious or criminal nature, conduct involving moral turpitude, embezzlement, or misappropriation of assets.

                  3. Executive's exclusion from participation in, or imposition of penalties from, any governmental reimbursement program, including but not limited to Medicare, Medicaid or CHAMPUS.

                  4. Alcohol or drug abuse that impairs the Executive's ability to properly perform his duties.

                  5. In the event Executive engages in conduct which has a material adverse affect on the business of the Company or any of its subsidiaries, divisions, or affiliates.

                  6. Violation by the Executive of any of the written work rules or written policies of the Company, including the Company's Corporate Compliance Policy.

                  7. Suspension, revocation, cancellation or limitation of Executive's right to practice in any jurisdiction whether because of loss of Executive's license or any other reason.

                  8. Revocation, in whole or in part of Executive's medical privileges as extended to him by the appropriate authorities of any hospital at which the Employer conducts its business.

         B. The Company may terminate this Agreement without cause by providing the Executive with ninety (90) days' prior written notice, such termination to be effective on the date set forth in the notice.

         C.       Executive may terminate his employment by providing ninety
                  (90) days' written notice to the Company that the Company has materially breached this Agreement, such termination to be effective on the date set forth in the notice if and only if the Company fails to cure such breach to the reasonable satisfaction of the Executive prior to the scheduled termination date.

         D. Executive may terminate his employment at any time by providing ninety (90) days' prior written notice of termination of this Agreement to the Company.

         E. If the employment of the Executive is terminated for cause, the Company shall have no obligation to make any further payment to the Executive (other than accrued and unpaid base salary and expenses to the date of termination), or continue to provide any benefit (other than benefits which have accrued pursuant to any plan or by law) to the Executive under this Agreement.

         F. Upon termination of Executive's employment by the Company pursuant to paragraph 7.B, Executive shall be entitled to receive (i) all cash compensation


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                  earned under this Agreement to the date of termination plus
                  (ii) base compensation in the amount payable on the date immediately prior to termination for an additional period of one (1) year following notice of termination plus (iii) a pro rata portion (based upon the portion of the applicable year Executive provided services under this Agreement) of the performance bonus payable to Executive, if any, for the period then in effect, plus (iv) for a period of one (1) year following notice of termination, the Company shall continue to pay for the cost of the Executive's participation in the Company's group medical and dental insurance plans, provided that the Executive is entitled to continue such participation under applicable state and federal law and plan terms.

8.       Miscellaneous.

         A. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and performed in Texas, and shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

         B. This agreement contains a complete statement of all the arrangements between the Company and the Executive with respect to its subject matter, supersedes all previous agreements, written or oral, among them relating to its subject matter, and cannot be modified, amended, or terminated orally. Amendments may be made to this Agreement at any time if mutually agreed upon in writing.

         C. Any amendment, notice, or other communication under this Agreement shall be in writing and shall be considered given when received and shall be delivered personally or mailed by Certified Mail, Return Receipt Requested, to the parties at their respective addresses set forth below (or at such other address as a party may specify by notice to the other):

                  If to Company:            1717 Main Street, Suite 5200
                                            Dallas, Texas 75201
                                            Attention: Legal Department

                  If to Executive:          Executive's last known address on
                                            file with Company

         D. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         E. Each of the parties irrevocably submits to the exclusive jurisdiction of any court of the State of Texas sitting in Dallas County over any action, suit, or proceeding relating to or arising out of this Agreement and the transactions contemplated hereby.

         F. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms or provisions


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                  of this Agreement which shall remain in full force and effect and any such invalid or unenforceable term or provision shall be given full effect as far as possible. If any term or provision of this Agreement is invalid or unenforceable in one jurisdiction, it shall not affect the validity or enforceability of that term or provisions in any other jurisdiction.

         G. This Agreement is not assignable by either party except that it shall inure to the benefit of and be binding upon any successor to the Company by merger or consolidation or the acquisition of all or substantially all of the Company's assets, provided such successor assumes all of the obligations of the Company, and shall inure to the benefit of the heirs and legal representatives of the Executive.

         H. The parties acknowledge that none of the benefits granted to either party here under are conditioned on any requirement that either party make referrals to, be in a position to make or influence referrals to, or otherwise generate business for the other.

         IN WITNESS WHEREOF, Company and Executive have executed this Agreement, in multiple counterparts, each of which shall be deemed an original, effective the day and year first above written.

                                        EMERGENCY MEDICAL SERVICES, L.P.


                                        By:   /s/  Don. S. Harvey
                                           -------------------------------------

                                        Title: President

                                        Date of Execution:  April 19, 2005


                                        DIGHTON PACKARD, M.D.


                                        By:  /s/  Dighton Packard
                                           ------------------------------------

                                        Title:   CMO

                                        Date of Execution:  April 18, 2005


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                            ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption, dated as of April 19, 2005, between Emergency Medical Services Corporation, a Delaware corporation ("EMSC") and Emergency Medical Services L.P., a Delaware limited partnership ("EMS").

         Reference is made to the Employment Agreement, dated as of April 19, 2005, between EMS and Dighton Packard, M.D. (the "EMPLOYMENT AGREEMENT").

         EMS wishes to assign to EMSC, and EMSC wishes to accept and assume from EMS, EMS's rights and obligations and Employment Agreement.

         NOW THEREFORE, intending to be legally bound, the parties hereby agree as follows:

         EMS hereby assigns, transfers, grants and otherwise conveys to EMSC, and EMSC hereby accepts and assumes from EMS, all of the rights and obligations under the Employment Agreement.

                                      * * *


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         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and
Assumption to be executed and delivered as of the date first written above.

                                  EMERGENCY MEDICAL SERVICES CORPORATION



                                  By:  /s/  Randel G. Owen
                                     ----------------------------
                                         Name: Randel G. Owen
                                         Title:   Chief Financial Officer



                                  EMERGENCY MEDICAL SERVICES L.P.


                                  By: Emergency Medical Services Corporation, its general partner




                                  By: /s/ Todd Zimmerman
                                     ----------------------------
                                        Name: Todd Zimmerman
                                        Title:  Secretary and General Counsel


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